      As filed with the Securities and Exchange Commission on June 12, 2002
                                                      Registration No. 333-64244
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                ------------------------------------------------
                         Post Effective Amendment No. 1
                                       to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   -------------------------------------------

                             THE MACREPORT.NET, INC.
 -------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)


         Delaware                        7380                    11-3584538
---------------------------   ---------------------------   --------------------
(State or jurisdiction of         (Primary Standard           (I.R.S. Employer
    incorporation or          Industrial  Classification       Identification
     organization)                   Code Number)                  Number)

                              200 Broadhollow Road
                                    Suite 207
                               Melville, NY 11747
                                 (631) 393-5075
 -------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

      Copies of all communications, including communications sent to agent for service, should be sent to:

                             VITO W. LUCCHETTI, JR.
                             Chief Executive Officer
                              200 Broadhollow Road
                                    Suite 207
                               Melville, NY 11747
                                 (631) 393-5075
                (Name, address and telephone number of agent for
                                    service)
                                 with a copy to:

                            STEPHEN J. CZARNIK, ESQ.
                                1438 Third Avenue
                            New York, New York 10028
                                 (917) 699-9345
            --------------------------------------------------------

       Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]
       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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         This Post-Effective Amendment No. 1 to the Registration Statement on
Form SB-2, as declared effective on March 5, 2002 (File No. 333-64244) (the "Registration Statement"), is being filed to deregister shares of the Registrant's common stock, par value $0.0001 per share. The Registrant previously registered, pursuant to the Registration Statement, 1,845,000 shares of common stock. As of May 13, 2002, the date the offering was terminated, the Registrant sold 61,851 shares of its common stock registered under the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 is being filed to remove from registration all of the common stock that remains unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the 1,783,149 shares which remained unsold.


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                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 12, 2002.

                                     THE MACREPORT.NET, INC.


                                     By:  /s/ Vito W. Lucchetti, Jr.
                                          --------------------------
                                          Vito W. Lucchetti, Jr.
                                          Chairman, Chief Executive Officer
                                          and  President


                                     By:  /s/ Vito W. Lucchetti
                                          --------------------------
                                          Vito W. Lucchetti, attorney-in-fact
                                          for Adam J. Reznikoff, Vice
                                          President-North American Sales and
                                          Director, pursuant to the Power of
                                          Attorney previously provided
                                          as part of the Registration Statement